Exhibit 99.1

FOR IMMEDIATE RELEASE

Biotelemetry, Inc. signs definitive agreement to acquire Virtualscopics, Inc.

MALVERN, PA and ROCHESTER, NY – March 25, 2016 – BioTelemetry, Inc. (NASDAQ:BEAT), the leading wireless medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care, and VirtualScopics, Inc. (NASDAQ: VSCP), a leading provider of clinical trial imaging solutions, announced today that the two companies have entered into a definitive agreement whereby BioTelemetry will acquire VirtualScopics.

BioTelemetry will commence an all cash tender offer for all outstanding common and preferred shares of VirtualScopics. In the tender offer, BioTelemetry will offer investors $4.05 per share for VirtualScopics’ common stock, $336.30 per share for VirtualScopics’ Series A and Series B Convertible Preferred Stock and $920.00 per share for VirtualScopics’ Series C-1 Convertible Preferred Stock. The total purchase consideration is approximately $15.5 million.

The tender offer is expected to commence on or about April 11, 2016, and will be open for a minimum of 20 business days. VirtualScopics’ Board has approved the transaction and has agreed to unanimously recommend to its stockholders that they tender their shares of VirtualScopics’ common and preferred stock in the tender offer. Stockholders holding approximately 20% of VirtualScopics’ current outstanding voting stock have agreed, among other things, to tender their voting stock pursuant to the tender offer.

The closing of the transaction is conditioned on the tender and acceptance of at least a majority of the outstanding voting stock and a majority of the Series C-1 Convertible Preferred Stock as well as other customary conditions. BioTelemetry will acquire any VirtualScopics’ shares not purchased in the tender offer in a second-step merger at the same per-share price paid in the tender offer. The closing of the transaction is expected to occur in the second quarter of 2016.

VirtualScopics today reports revenue of $12.7 million for 2015. The Company expects to release its full 2015 financial results in its annual report on Form 10-K later today.

Joseph H. Capper, President and Chief Executive Officer of BioTelemetry, commented: “We are excited to further expand our clinical research offerings with the addition of VirtualScopics’ imaging capabilities. This acquisition demonstrates our continued commitment to growing our clinical research business. VirtualScopics possesses an excellent scientific and operational reputation and we look forward to building upon their longstanding relationships with their customers. We would like to welcome VirtualScopics’ employees and customers to the BioTelemetry family and we look forward to the successful completion of the merger.”

VirtualScopics’ Chief Executive Officer, Eric Converse, added: “We believe BioTelemetry is the perfect partner for the future of VirtualScopics. They possess the scale and resources to accelerate our growth plan and lead the company into the future. This is an exciting time for everyone at VirtualScopics and we look forward to joining the BioTelemetry team.”

Greenberg Traurig, LLP acted as legal counsel to BioTelemetry. Oppenheimer & Co. acted as exclusive financial advisor and Woods Oviatt Gilman LLP acted as legal counsel to VirtualScopics.

About BioTelemetry

BioTelemetry, Inc., formerly known as CardioNet, Inc., is the leading wireless medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care. The company currently provides cardiac monitoring services, original equipment manufacturing with a primary focus on cardiac monitoring devices and centralized cardiac core laboratory services. More information can be found at www.biotelinc.com.

About VirtualScopics

VirtualScopics, Inc. (NASDAQ: VSCP) is a leading provider of clinical trial imaging solutions to accelerate drug and medical device development. For risk-averse, time-constrained Clinical Trial Study Teams, Medical Directors and Imaging Scientists who require quality imaging data delivered on-time, within budget and on a consistent basis, VirtualScopics’ clinical trial imaging solutions are an inspired true exception to commonly accepted services provided by other clinical trial imaging providers. Because of the scientific and operational flexibility and responsiveness available, VirtualScopics’ clinical trial imaging solutions deliver special performance advantages compared to other image service providers that offer common, every day clinical trial imaging services. For more information about VirtualScopics, Inc., please visit www.virtualscopics.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements about BioTelemetry’s and VirtualScopics’ beliefs and expectations, statements about BioTelemetry’s proposed acquisition of VirtualScopics, including the timing and success of the tender offer and expectations regarding the growth and success of the combined entity. These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises”, “projects,” and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations. Factors that may materially affect such forward-looking statements include: BioTelemetry’s ability to successfully complete the tender offer for VirtualScopics’ shares or realize the anticipated benefits of the transaction; and the failure of any of the conditions to BioTelemetry’s tender offer to be satisfied. For further details and a discussion of these and other risks and uncertainties, please see BioTelemetry’s and VirtualScopics’ public filings with the Securities and Exchange Commission, including the companies’ latest periodic reports on Form 10-K and 10-Q. BioTelemetry and VirtualScopics do not undertake, and specifically disclaim, any obligation to publicly update or amend any forward-looking statement, whether as a result of new information, future events, or otherwise.

Important Additional Information

The tender offer for the outstanding shares of common stock and preferred stock of VirtualScopics has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of VirtualScopics’ common stock or preferred stock. The solicitation and the offer to purchase shares of VirtualScopics’ common stock and preferred stock will be made pursuant to an offer to purchase and related materials that BioTelemetry and certain of its affiliates intend to file with the U.S. Securities and Exchange Commission (the “SEC”).

At the time the tender offer is commenced, BioTelemetry and certain of its affiliates will file a tender offer statement on Schedule TO with the SEC, and VirtualScopics will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. Both the tender offer statement and the solicitation/recommendation statement will be mailed to VirtualScopics’ stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will be available to all VirtualScopics’ stockholders from a depository to be announced once the tender offer commences. The tender offer statement and solicitation/recommendation statement (including all documents filed with the SEC) are free by accessing the SEC’s website at www.sec.gov.

BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER, VIRTUALSCOPICS’ STOCKHOLDERS ARE ADVISED TO READ AND CONSIDER CAREFULLY THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, EACH AS MAY BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME, AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND ITS PARTIES.

For Investor and Media inquiries, please contact:

BioTelemetry, Inc.

Heather C. Getz

Investor Relations

800-908-7103

investorrelations@biotelinc.com

VirtualScopics, Inc.
Donna N. Stein, APR, Fellow PRSA
Managing Partner
Donna Stein & Partners
315-361-4672
dstein1@twcny.rr.com